UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 23, 2006

QSGI INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-07539 (Commission File Number)	13-2599131 (IRS Employer Identification Number)

70 Lake Drive, Hightstown, NJ 08520 (Address of Principal Executive Office)
Registrant’s telephone number, including area code: (609) 426-4666

ITEM 2.02	Results of Operations and Financial Condition

(a)
On February 23, 2006, the Company issued a press release disclosing its financial results for the three months and twelve months ended December 31, 2005. Text of the press release dated February 23, 2006, titled “QSGI Reports 79.3% Increase in Revenue for the Fourth Quarter of 2005 Strong Revenue Growth Across All Three Divisions” is furnished as Exhibit 99.1 to this current report.

ITEM 9.01	Financial Statements and Exhibits

(d)	The following exhibits are being filed or furnished with this report:

Exhibit 99.1	a. Text of press release issued the Company dated February 23, 2006, titled “QSGI Reports 79.3% Increase in Revenue for the Fourth Quarter of 2005 Strong Revenue Growth Across All Three Divisions”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QSGI INC.

Date: February 27, 2006	By:	/S/ Edward L. Cummings
Edward L. Cummings
Vice President, Treasurer and
Chief Financial Officer